Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Rocky Mountain Chocolate Factory, Inc.’s Registration Statements on Form S-8 (File Nos. 333-249485, 333-206534, 333-145986, and 333-191729) of our report dated May 30, 2023 relating to the consolidated financial statements as of February 28, 2023 and February 28, 2022 and for each of the three years ended February 28, 2023, which appears in this Annual Report on Form10-K.

/s/ Plante & Moran, PLLC

Cleveland, Ohio

May 30, 2023